Exhibit 99.1

KINDER MORGAN CANADA LIMITED DECLARES DIVIDENDS AND ANNOUNCES RESULTS FOR THIRD QUARTER OF 2019
Sale to Pembina Pipeline Corporation Remains on Track
CALGARY, ALBERTA, October 16, 2019 - The Kinder Morgan Canada Limited (TSX: KML) board of directors has declared a dividend for the third quarter of 2019 of $0.1625 per restricted voting share ($0.65 annualized), payable on November 15, 2019, to restricted voting shareholders of record as of October 31, 2019. KML's restricted voting share dividends are eligible dividends for Canadian income tax purposes.

"I congratulate every KML employee for their focus and dedication to business as we move toward closing the sale of KML to Pembina," said KML Board Chairman and CEO Steve Kean. "The KML Pipelines and Terminals segments' performance for the quarter was strong."

"We continue to work with Pembina toward the closing of the transaction, which as previously disclosed we expect to occur late in the fourth quarter of 2019 or in the first quarter of 2020," noted Dax Sanders, KML Chief Financial Officer. "We have received early termination from the U.S. Federal Trade Commission pursuant to the Hart-Scott-Rodino Act and the parties are proactively engaged with the Canadian Competition Bureau. The KML shareholder meeting to approve the transaction is scheduled for December 10, 2019."

KML reported third quarter income from continuing operations of $16.6 million, a decrease of $5.6 million from the third quarter of 2018. Distributable cash flow (DCF) from continuing operations was $47.8 million, an increase of 23 percent compared to the comparable prior year period. Income from continuing operations and DCF from continuing operations were both adversely impacted by $7.0 million of lower interest income relative to the prior period, due to interest received in 2018 on the cash proceeds from the Trans Mountain sale as well as higher general and administration expenses, partially offset by an increase of earnings from continuing operations in the Pipelines and Terminals segments of $6.5 million, an increase of 12 percent versus the same period in 2018. In addition, the increase in DCF from continuing operations for the third quarter of 2019 included a net $9.7 million of cash tax refunds as compared to $0.1 million of cash taxes paid in the same period in 2018.

In the third quarter, KML generated earnings per restricted voting share from continuing operations of $0.08. KML produced DCF from continuing operations of $0.41 per restricted voting share relative to our declared $0.1625 per restricted voting share dividend, resulting in $8.6 million in excess coverage over the dividend.

For the nine months of 2019, KML generated net income of $59.5 million, Adjusted EBITDA of $155.2 million, and DCF of $98.5 million.

Pending Sale to Pembina

On August 21, 2019, KML announced that Pembina agreed to acquire all of its outstanding common equity, including the approximate 70% majority voting and economic interest held by Kinder Morgan, Inc. (KMI). On closing, KML's shareholders will receive 0.3068 of a Pembina common share for each restricted voting share and each special voting share (and associated Class B limited partnership unit) outstanding. In addition, Pembina has agreed to purchase the U.S. portion of the Cochin Pipeline from KMI. The closing of the two transactions are cross-conditioned upon each other, and, in the case of the KML acquisition, subject to KML shareholder, Court of Queen's Bench of Alberta and regulatory approvals. Collectively, these transactions are referred herein as the "Pembina Transactions" and they are expected to close late in the fourth quarter of 2019 or in the first quarter of 2020.

On September 10, 2019, KML announced that, as part of its acquisition of KML, Pembina agreed to exchange KML's outstanding preferred shares for Pembina preferred shares with the same commercial terms and conditions as the KML preferred shares. The exchange will be subject to KML preferred shareholder approval and will close concurrently with the acquisition by Pembina of KML's common equity, although this approval is not a condition to closing of the Pembina Transactions described above.

Overview of Business Segments

"Earnings contributions from the Terminals segment were up 8 percent compared to the third quarter of 2018 driven primarily by storage capacity additions at our new Base Line Terminal joint venture" noted John Schlosser, KML President.  "Volume at our Edmonton-area terminals was down 6.1 million barrels, or 24 percent, year-over-year, as mandated production curtailments continue to compress pricing differentials and pressure crude-by-rail economics. The take-or-pay nature of our contracts largely insulates segment earnings from short-term volume fluctuations.

"Contributions from our Vancouver Wharves facility were flat compared to the third quarter of 2018," continued Schlosser. “Construction activities continued on the distillate storage expansion project at the Wharves facility, with tank foundation work commencing in the quarter. During this approximately $50 million capital project, we will construct two new distillate tanks with combined storage capacity of 200,000 barrels and enhance railcar-unloading capabilities. The project is supported by a 20-year initial term, take-or-pay contract with an affiliate of a large, international integrated energy company, and we expect to place it in service late in the first quarter of 2021.”

Pipeline segment earnings were up $3.2 million, or 36 percent, compared to the third quarter of 2018, primarily due to increased volumes and higher rates on Cochin.

2019 Outlook

KML's 2019 budget contemplates declaring dividends of $0.65 (annualized) per restricted voting share, generating Adjusted EBITDA of $213 million and generating DCF from continuing operations of approximately $109 million, representing DCF per restricted voting share of $0.90. Our current expectation is that our results for the year will be consistent with the budget.

We do not provide forecasted income from continuing operations (the GAAP financial measure most directly comparable to the non-GAAP financial measures DCF from continuing operations and Adjusted EBITDA) due to the impracticality of quantifying certain amounts required by GAAP, such as realized and unrealized foreign currency gains and losses and potential changes in estimates for certain contingent liabilities.

Corporate News

Preferred Share Dividend

In addition to the above-described dividend declared on the restricted voting shares, KML's board of directors declared a quarterly dividend of $0.328125 per Series 1 preferred share ($1.3125 annualized) and $0.3250 per Series 3 preferred share ($1.30 annualized), each payable on November 15, 2019 to Series 1 and Series 3 preferred shareholders of record as of October 31, 2019. KML's preferred share dividends are eligible dividends for Canadian income tax purposes.

Normal Course Issuer Bid

As a consequence of the Pembina transaction announced in August 2019, and the events leading up to it, KML has not engaged in any share buybacks under the program authorized by the KML board in July of this year.

About Kinder Morgan Canada Limited (TSX: KML). KML manages and is the holder of an approximately 30 percent minority interest in a portfolio of strategic energy infrastructure assets across western Canada. Kinder Morgan, Inc. (NYSE: KMI) holds an approximately 70 percent majority voting interest in KML and a corresponding 70 percent economic interest in KML's business and assets.  KML focuses on stable, fee-based energy transportation and storage assets that are central to the energy infrastructure of western Canada. We strive to promote shareholder value by increasing utilization of our existing assets while controlling costs and operating in a safe and environmentally responsible way.  For more information visit kindermorgancanadalimited.com.

Please join KMI and KML at 4:30 p.m Eastern Time on Wednesday, October 16, 2019, at www.kindermorgan.com for a LIVE webcast conference call that will include a discussion of KML's third quarter earnings. A printer-friendly copy of this earnings release is available under the “Earnings Releases” tab in the “Annual and Quarterly Reports” section of our investor website, which can be accessed via the following link:
https://ir.kindermorgancanadalimited.com/annual-and-quarterly-reports

Important Information Relating to Forward-Looking Statements

This news release includes "forward-looking information," "financial outlook," and "forward-looking statements" within the meaning of applicable securities laws (forward-looking statements). Generally the words "expects," "believes," "anticipates," "plans," "will," "shall," "estimates," "contemplates," and similar expressions identify forward-looking statements, which are generally not historical in nature. Forward-looking statements in this news release include statements, express or implied, concerning, without limitation: statements pertaining to the Pembina Transactions, including the timing of completion thereof, the anticipated receipt of requisite approvals and consents, including shareholder and court approvals, and satisfaction or waiver of required closing conditions; KML's expected Adjusted EBITDA and DCF for 2019 and expected Net Debt-to-Adjusted EBITDA ratio at the end of 2019; anticipated dividends and the intended payment thereof; and KML's capital projects, including expected completion timing for those projects. Forward-looking statements are not guarantees of performance. They involve significant risks, uncertainties and assumptions. Any financial outlook or other forward-looking statements provided in this news release have been included for the purpose of providing information relating to management’s current expectations and plans for the future, are based on a number of significant assumptions and may not be appropriate, and should not be used, for any other purpose. Future actions, conditions or events and future results of operations may differ materially from those expressed in forward-looking statements. Many of the factors that will determine these results, including the ability of KML to pay dividends, are beyond the ability of KML to control or predict. As noted above, the forward-looking statements in this release are based on a number of material assumptions, including among others those discussed in this news release or inherent in the factors highlighted below. Among other things, specific factors that could cause actual results to differ from those indicated in the forward-looking statements provided in this news release include, without limitation: satisfaction of the terms and conditions of the Arrangement Agreement, including receipt of requisite approvals and consents in a timely manner and completion of the Pembina Transactions; changes in demand for KML's services; issues, delays or stoppages associated with major expansion projects; significant unanticipated cost increases or required capital expenditures; the breakdown or failure of equipment, pipelines and facilities, releases or spills, operational disruptions or service interruptions; the ability of KML's counterparties to perform; the ability of KML to access sufficient external sources of financing, and the cost of such financing; and changes in the regulatory environment.

The foregoing list should not be construed to be exhaustive. In addition to the foregoing, important additional information respecting the material assumptions, expectations and risks applicable to forward-looking statements included in this news release are set out in KML’s press release dated December 3, 2018 regarding financial expectations for 2019 and KML's Annual Report on Form 10-K for the year-ended December 31, 2018 (under the headings "Risk Factors," "Information Regarding Forward-Looking Statements," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere) and KML’s subsequent reports, which are available through the SEC’s EDGAR system at www.sec.gov, under KML's profile on SEDAR at www.sedar.com and on KML’s website at ir.kindermorgancanadalimited.com. Shareholders and prospective investors are urged to review and carefully consider such information prior to making any investment decision in respect of KML's restricted voting shares. The risk factors applicable to KML could cause actual results to vary materially from those contained in any forward-looking statements. KML disclaims any obligation, other than as required by applicable law, to update the forward-looking statements included in this release.

Additional Information about the KML-Pembina Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed acquisition by Pembina of KML (the “KML-Pembina Transaction”) anticipates that the offer and sale of Pembina common and preferred shares will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(10) of the Securities Act. Consequently, such shares will not be registered under the Securities Act or any state securities laws in the U.S.

In connection with the KML-Pembina transaction, KML filed a preliminary proxy statement with the United States Securities and Exchange Commission (the “SEC”) on September 18, 2019, and will file a definitive proxy statement, as well as other materials. WE URGE INVESTORS TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KML AND THE PROPOSED TRANSACTION. Investors may obtain a free copy of the preliminary proxy statement and, when it becomes available, the definitive proxy statement, at http://www.sec.gov, the SEC’s website, or from KML’s website (www.kindermorgancanadalimited.com) under the tab, “Investor Relations” and then under the heading “SEC Filings.”

Participants in the Solicitation

KML and KMI, and their respective directors and certain of their executive officers, may be deemed, under SEC rules, to be participants in the solicitation of proxies from KML’s shareholders with respect to the proposed KML-Pembina transaction. Information regarding KML’s officers and directors is included in KML’s definitive proxy statement for its 2019 annual meeting filed with the SEC on April 18, 2019. Information regarding KMI’s officers and directors is included in KMI’s definitive proxy statement for its 2019 annual meeting filed with the SEC on March 29, 2019. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the information circular and proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Non-GAAP Financial Measures

KML's financial information has been prepared in accordance with United States generally accepted accounting principles (GAAP). In addition to using measures prescribed by GAAP, this news release includes references to DCF (both in the aggregate and per share), net income before interest expense, income taxes, depreciation, depletion, and amortization (DD&A) and adjusted for Certain Items (Adjusted EBITDA), segment earnings adjusted for DD&A and Certain Items (Adjusted Segment EBDA), Adjusted Earnings, Net Debt (Cash) and Adjusted Net Debt (Cash), all of which are financial measures that do not have any standardized meaning as prescribed by GAAP (non-GAAP measures). DCF, Adjusted EBITDA, Adjusted Segment EBDA and Adjusted Earnings should not be considered alternatives to net cash provided by operating activities, net income or Segment EBDA, respectively, computed under GAAP or any other GAAP measures, and such non-GAAP measures have important limitations as analytical tools. The computations of DCF, Adjusted EBITDA, Adjusted Segment EBDA and Adjusted Earnings may differ from similarly titled measures used by others. Accordingly the use of such terms may not be comparable to similarly defined measures presented by other entities and investors should not consider these non-GAAP measures in isolation or as a substitute for an analysis of results reported under GAAP. Management compensates for the limitations of these non-GAAP performance measures by reviewing our comparable GAAP measures, understanding the differences between the measures and taking this information into account in its analysis and its decision-making processes.

The format of the reconciliations between our non-GAAP and comparable GAAP financial measures has been modified from prior period presentation to provide further transparency and information on our business performance. The calculations and key components of our non-GAAP financial measures remain unchanged from prior periods.

Non-GAAP measures from continuing operations reflect our ongoing operations and have been presented as DCF from continuing operations, Adjusted EBITDA from continuing operations and Adjusted Earnings from continuing operations. In addition, DCF per restricted voting share presented herein reflects our January 4, 2019 one-for-three reverse stock split and is presented as DCF from continuing operations per split-adjusted restricted voting share for all periods presented. The most comparable GAAP measure to the above non-GAAP measures from continuing operations is income from continuing operations; and the accompanying tables include reconciliations of the above non-GAAP measures to income from continuing operations.

DCF from discontinued operations and Adjusted EBITDA from discontinued operations, are reconciled to income from discontinued operations, the most directly comparable GAAP measure, at the bottom of Table 7. In addition, our aggregate DCF and Adjusted EBITDA are presented at the bottom of Table 7.

Certain Items as adjustments used to calculate our non-GAAP measures, are items that are required by GAAP to be reflected in net income, but typically either (i) do not have a cash impact or (ii) by their nature are separately identifiable from our normal business operations and in our view are likely to occur only sporadically (for example, gains and losses on asset sales, legal settlements and casualty losses). See the accompanying Tables 4 and 7.

Adjusted Earnings is net income before Certain Items. Adjusted Earnings is used by us and certain external users of our financial statements to assess the earnings of our business excluding Certain Items as another reflection of our ability to generate earnings. We believe the GAAP measure most directly comparable to Adjusted Earnings is net income. See the accompanying Table 2.

DCF is calculated by adjusting net income before DD&A adjusted for (i) income tax expense and cash income taxes (paid) refunded; (ii) sustaining capital expenditures; and (iii) Certain Items. DCF is an important performance measure used by us and external users of our financial statements in evaluating our performance and in measuring and estimating our ability to generate cash earnings after servicing our debt and preferred stock dividends, paying cash taxes and expending sustaining capital, that could be used for discretionary purposes such as distributions or expansion capital expenditures. KML uses this performance measure and believes it provides users of its financial statements a useful performance measure reflective of our ability to generate cash earnings to supplement the comparable GAAP measure. DCF should not be used as an alternative to net cash provided by operating activities computed under GAAP. We believe the GAAP measure most directly comparable to DCF is net income. DCF per split-adjusted restricted voting share is DCF divided by average outstanding split-adjusted restricted voting shares, including stock awards that participate in dividends.

Adjusted Segment EBDA is calculated by adjusting segment earnings before DD&A (Segment EBDA) for Certain Items attributable to the segment. Adjusted Segment EBDA is used by management in its analysis of segment performance and management of our business. KML believes that Adjusted Segment EBDA is a useful measure of operating performance because it measures segment operating results before DD&A and certain expenses that are generally not controllable by the operating managers of the respective business segments, such as general and administrative expense, interest expense, income tax expense. We believe the GAAP measure most directly comparable to Adjusted Segment EBDA is Segment EBDA. See the accompanying Tables 3 and 7.

Adjusted EBITDA is used by KML and external users of its financial statements, in conjunction with net debt, to evaluate certain leverage metrics. Adjusted EBITDA is EBITDA adjusted for Certain Items, as applicable. We believe the GAAP measure most directly comparable to Adjusted EBITDA is net income. KML evaluates adjusted EBTIDA in total and does not allocate Adjusted EBITDA amongst equity interest holders as it views Net Debt (Cash) to Adjusted EBITDA as a measure against our overall leverage. See the accompanying Tables 3 and 4.

Net Debt (Cash) and Adjusted Net Debt (Cash), as used in this news release, are non-GAAP financial measures that management believes are useful to investors and other users of our financial information in evaluating our leverage, individually and in conjunction with Adjusted EBITDA. Net Debt (Cash) is calculated by adding 50 percent of our outstanding preferred equity and subtracting cash and cash equivalents from debt.  Adjusted Net Debt (Cash) is Net Debt (Cash) with the debt component including 50 percent of our outstanding preferred equity and the cash component as of December 31, 2018 reduced by the amount of cash distributed as a return of capital on January 3, 2019 to our voting shareholders. We believe the most comparable measure to Net Debt (Cash) and Adjusted Net Debt (Cash) is debt net of cash and cash equivalents as reconciled in the notes to the accompanying Preliminary Consolidated Balance Sheet in Table 6.
Disclaimer
The information contained in the following tables does not purport to be all‐inclusive or to contain all information that prospective investors may require. Prospective investors are encouraged to conduct their own analysis and review of information contained in the accompanying tables as well as important additional information through the SEC’s EDGAR system at www.sec.gov, under KML's profile on SEDAR at www.sedar.com and on KML’s website at ir.kindermorgancanadalimited.com.

CONTACTS
Media Relations	Investor Relations
(866) 775-5789	(800) 315-0578
media@kindermorgancanadalimited.com	kml_ir@kindermorgancanadalimited.com
www.kindermorgancanadalimited.com

Table 1
Kinder Morgan Canada Limited and Subsidiaries
Preliminary Consolidated Statements of Income
(Unaudited, in millions of Canadian dollars, except per share amounts)

	Three Months Ended September 30,		% change	Nine Months Ended September 30,		% change
	2019	2018		2019	2018
Revenues	$102.3	$94.3		$309.2	$278.6
Operating costs, expenses and other
Operations and maintenance	40.4	39.2		118.2	116.8
Depreciation and amortization	22.1	21.1		65.9	61.1
General and administrative	13.4	7.1		33.8	26.6
Taxes, other than income taxes	2.3	1.4		6.9	4.0
Other expense (income), net	—	(0.9)		0.2	(9.3)
Total operating costs, expenses and other	78.2	67.9		225.0	199.2
Operating income	24.1	26.4		84.2	79.4
Other income (expense)
Interest income, net	0.1	6.1		0.7	6.1
Foreign exchange gain (loss)	0.1	(0.6)		(0.1)	(0.4)
Other, net	(0.1)	(0.4)		0.1	(0.4)
Income from continuing operations before income taxes	24.2	31.5		84.9	84.7
Income tax expense	(7.6)	(9.3)		(25.4)	(25.0)
Income from continuing operations	16.6	22.2		59.5	59.7
Income from discontinued operations, net of tax (1)	—	1,327.2		—	1,347.8
Net income	16.6	1,349.4		59.5	1,407.5
Preferred share dividends	(7.2)	(7.2)		(21.6)	(21.6)
Net income attributable to KMI interest	(6.6)	(940.7)		(26.5)	(971.8)
Net income available to restricted voting shareholders	$2.8	$401.5	(100)%	$11.4	$414.1	(97)%
Restricted Voting Shares
Basic and diluted earnings per restricted voting share from continuing operations	$0.08	$0.14	(43)%	$0.32	$0.32	—%
Basic and diluted earnings per restricted voting share from discontinued operations (1)		$11.40	(100)%		$11.64	(100)%
Basic and diluted weighted average restricted voting shares outstanding (2)	34.9	34.8	—%	34.9	34.6	1%

Notes
(1)	2018 amounts represent income from Trans Mountain pipeline system, including a gain of $1,308.0 million, net of tax.
(2)	Reflects our January 2019 1-for-3 reverse stock split for all periods presented in accordance with U.S. GAAP.

Table 2
Kinder Morgan Canada Limited and Subsidiaries
Preliminary Income from Continuing Operations to DCF from Continuing Operations for Restricted Voting Shareholders Reconciliation
(Unaudited, in millions of Canadian dollars)

	Three Months Ended September 30,		% change	Nine Months Ended September 30,		% change
	2019	2018		2019	2018
Income from continuing operations (GAAP)	$16.6	$22.2		$59.5	$59.7
Total Certain Items	3.5	(0.6)		4.2	(5.0)
Adjusted earnings from continuing operations (1)	20.1	21.6	(7)%	63.7	54.7	16%
DD&A	22.1	21.1		65.9	61.1
Income tax expense (1)	8.3	8.8		26.3	22.9
Cash taxes	9.7	(0.1)		(21.6)	(8.4)
Sustaining capital expenditures	(5.2)	(5.2)		(14.2)	(10.1)
Preferred share dividends	(7.2)	(7.2)		(21.6)	(21.6)
DCF from continuing operations (2)	47.8	39.0		98.5	98.6
DCF from continuing operations to KMI interest	(33.4)	(27.3)		(68.9)	(69.1)
DCF from continuing operations for restricted voting shareholders	$14.4	$11.7	23%	$29.6	$29.5	—%

Table 3
Kinder Morgan Canada Limited and Subsidiaries
Preliminary Adjusted Segment EBDA from Continuing Operations to DCF from Continuing Operations for Restricted Voting Shareholders Reconciliation
(Unaudited, in millions of Canadian dollars, except per share amounts)

	Three Months Ended September 30,		% change	Nine Months Ended September 30,		% change
	2019	2018		2019	2018
Terminals	$47.4	$44.1	8%	$150.1	$131.3	14%
Pipelines	12.2	9.0	36%	33.8	25.5	33%
Adjusted Segment EBDA from continuing operations	59.6	53.1	12%	183.9	156.8	17%
General and administrative (1)	(9.2)	(8.7)		(28.7)	(25.2)
Adjusted EBITDA from continuing operations	50.4	44.4	14%	155.2	131.6	18%
Interest income, net (1)	0.1	7.1		0.7	7.1
Cash taxes	9.7	(0.1)		(21.6)	(8.4)
Sustaining capital expenditures	(5.2)	(5.2)		(14.2)	(10.1)
Preferred stock dividends	(7.2)	(7.2)		(21.6)	(21.6)
DCF from continuing operations (2)	47.8	39.0		98.5	98.6
DCF from continuing operations to KMI interest	(33.4)	(27.3)		(68.9)	(69.1)
DCF from continuing operations for restricted voting shareholders	$14.4	$11.7	23%	$29.6	$29.5	—%

Weighted average split-adjusted restricted voting shares outstanding for dividends (3)	35.2	35.0		35.2	34.9
DCF from continuing operations per split-adjusted restricted voting share	$0.41	$0.33		$0.84	$0.85

Notes
(1)	Amounts are adjusted for Certain Items. See Tables 4 and 7 for more information.
(2)	2018 amounts exclude discontinued operations. See Table 7 for the discontinued operations and total DCF calculation.
(3)	Reflects our January 2019 1-for-3 reverse stock split for all periods presented in accordance with U.S. GAAP. Also includes stock awards of restricted voting shares that participate in dividends.

Table 4
Kinder Morgan Canada Limited and Subsidiaries
Preliminary Income from Continuing Operations to Adjusted EBITDA from Continuing Operations Reconciliation
(Unaudited, in millions of Canadian dollars)

	Three Months Ended September 30,		% change	Nine Months Ended September 30,		% change
	2019	2018		2019	2018
Income from continuing operations (GAAP)	$16.6	$22.2	(25)%	$59.5	$59.7	—%
Certain Items:
Costs of strategic initiatives	4.2	—		5.1	—
Gain on divestitures, net	—	(1.1)		—	(7.1)
Income tax Certain Items	(0.7)	0.5		(0.9)	2.1
Total Certain Items	3.5	(0.6)		4.2	(5.0)
DD&A	22.1	21.1		65.9	61.1
Income tax expense (1)	8.3	8.8		26.3	22.9
Interest income, net (1)	(0.1)	(7.1)		(0.7)	(7.1)
Adjusted EBITDA from continuing operations (2)	$50.4	$44.4	13%	$155.2	$131.6	18%

Notes:
(1)	Amounts are adjusted for Certain Items. See Table 7 for more information.
(2)	2018 amounts exclude discontinued operations. See Table 7 for the discontinued operations and total Adjusted EBITDA calculations.

Table 5
Volume Highlights
(Historical pro forma for acquired and divested assets)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Terminals
Liquids Leasable Capacity (MMBbl) (1)	9.6	9.4	9.6	9.4
Liquids Utilization %	96%	93%	96%	93%
Bulk Transload Tonnage (MMtons)	1.3	1.1	3.2	2.9

Pipelines
Canadian Cochin (MBbl/d - mainline throughput)	96	82	94	85

Note:
(1)	Includes KML's share of Joint Venture capacity.

Table 6
Kinder Morgan Canada Limited and Subsidiaries
Preliminary Consolidated Balance Sheets
(Unaudited, in millions of Canadian dollars)

	September 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$65.2	$4,338.1
Other current assets	44.5	39.6
Property, plant and equipment, net	950.6	981.3
Right of use assets	510.2	—
Deferred charges and other assets	11.0	10.6
Total Assets	$1,581.5	$5,369.6
Liabilities and Equity
Credit facility	$45.0	$—
Distribution payable	—	1,195.1
Distribution payable-affiliate	—	2,782.3
Other current liabilities (1)	93.1	423.2
Lease liabilities	493.3	—
Other long-term liabilities	75.0	76.5
Total liabilities	706.4	4,477.1
Preferred share capital	537.3	537.2
Other equity	107.9	112.3
KML equity	645.2	649.5
KMI interest	229.9	243.0
Total equity	875.1	892.5
Total liabilities and equity	$1,581.5	$5,369.6
Net Debt (Cash) (2)	$254.8	$(4,063.1)
Adjusted Net Debt (Cash) (3)	254.8	(85.7)
	Adjusted EBITDA Twelve Months Ended
Reconciliation of Income from continuing operations to Adjusted EBITDA from continuing operations	September 30, 2019	December 31, 2018
Income from continuing operations (GAAP)	$99.9	$100.0
Total certain items	7.0	(2.2)
DD&A	87.4	82.6
Income tax expense (4)	40.2	36.9
Interest income, net (4)	(21.9)	(28.2)
Adjusted EBITDA from continuing operations	$212.6	$189.1
Net Debt (Cash) to Adjusted EBITDA from continuing operations	1.2	(21.5)
Adjusted Net Debt (Cash) to Adjusted EBITDA from continuing operations	1.2	(0.5)

Notes
(1)	December 31, 2018 amount includes accrued taxes resulting from the sale of Trans Mountain pipeline system in 2018.
(2)	September 30, 2019 and December 31, 2018 amounts include: $275 million representing 50% of our preferred stock capital.
(3)	In addition to items described in (2) above, the December 31, 2018 amount excludes return of capital distributions of $3,977.4 million from cash and cash equivalents.
(4)	Amounts are adjusted for Certain Items.

Table 7
Kinder Morgan Canada Limited and Subsidiaries
Preliminary Supplemental Information
(Unaudited, in millions of Canadian dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Segment EBDA
Terminals (GAAP)	$47.4	$44.6	$150.1	$140.8
Certain Items	—	(0.5)	—	(9.5)
Terminals Adjusted Segment EBDA	$47.4	$44.1	$150.1	$131.3
Pipelines (GAAP)	$12.2	$9.0	$33.8	$25.5
Certain Items	—	—	—	—
Pipelines Adjusted Segment EBDA	$12.2	$9.0	$33.8	$25.5
Total Segment EBDA (GAAP)	$59.6	$53.6	$183.9	$166.3
Total Segment EBDA Certain Items	—	(0.5)	—	(9.5)
Total Adjusted Segment EBDA	$59.6	$53.1	$183.9	$156.8
General and administrative (GAAP)	$(13.4)	$(7.1)	$(33.8)	$(26.6)
Certain Items	4.2	(1.6)	5.1	1.4
General and administrative (1)	$(9.2)	$(8.7)	$(28.7)	$(25.2)
Interest income, net (GAAP)	$0.1	$6.1	$0.7	$6.1
Certain Items	—	1.0	—	1.0
Interest income, net (1)	$0.1	$7.1	$0.7	$7.1
Income tax expense (GAAP)	$(7.6)	$(9.3)	$(25.4)	$(25.0)
Certain Items	(0.7)	0.5	(0.9)	2.1
Income tax expense (1)	$(8.3)	$(8.8)	$(26.3)	$(22.9)

Discontinued Operations Impact on GAAP and Non-GAAP Measures for the Periods Presented:

DCF
Income from discontinued operations, net of tax	$—	$1,327.2	$—	$1,347.8
Total Certain items	—	(1,304.6)	—	(1,260.2)
Adjusted earnings from discontinued operations	—	22.6	—	87.6
DD&A	—	11.8	—	46.8
Income tax expense (1)	—	13.1	—	35.0
Sustaining capital expenditures	—	(5.9)	—	(18.6)
DCF from discontinued operations	—	41.6	—	150.8
DCF from continuing operations for restricted voting shareholders	14.4	11.7	29.6	29.5
DCF from continuing operations to KMI interest	33.4	27.3	68.9	69.1
DCF	$47.8	$80.6	$98.5	$249.4

Adjusted EBITDA
Income from discontinued operations, net of tax	$—	$1,327.2	$—	$1,347.8
Total Certain items	—	(1,304.6)	—	(1,260.2)
DD&A	—	11.8	—	46.8
Income tax expense (1)	—	13.1	—	35.0
Interest income, net	—	(2.7)	—	(6.0)
Adjusted EBITDA from discontinued operations	—	44.8	—	163.4
Adjusted EBITDA from continuing operations	50.4	44.4	155.2	131.6
Adjusted EBITDA	$50.4	$89.2	$155.2	$295.0

Note:
(1)	Amounts are adjusted for Certain Items.